EXHIBIT 10.34


                              SETTLEMENT AGREEMENT


         This agreement ("Agreement") is made this 7th day of November 2003 by and among MediaBay, Inc. (the "Company") and Norton Herrick ("Herrick") (collectively, the "Parties").

         WHEREAS:

         A. The Company has made a claim (the "Claim") that it has a right under
Section 16(b) of the Securities Exchange Act of 1934 to recover from Herrick profits allegedly realized by him as a result of various transactions by Herrick, directly and indirectly, including various transactions engaged in by third parties which are attributable to Herrick for Section 16(b) purposes, occurring within less than six months of each other that involved the securities of the Company.

         B. Herrick has raised certain defenses that raise substantial doubt about the possibility of a full recovery of the Claim.

         C. The exact amount of Herrick's liability under Section 16(b) is not possible to determine because the Parties are unable to obtain information as to certain of the transactions engaged in by third parties attributable for Herrick for Section 16(b) purposes, however, such uncertainties have been resolved by assuming date and price information that creates the highest possible liability for Herrick.

         D. The Parties desire to avoid the uncertainties, burdens, risks, expenses and timing of litigating the Claim and therefore have agreed to resolve the Claim on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the Parties, each of which represents and warrants that it is authorized to execute this Agreement, agree as follows:

         1. Herrick agrees to pay to the Company, in full satisfaction of the Claim, the sum of $1,742,149 (the "Settlement Amount"), by the delivering to the Company for cancellation within ten (10) days of the date of this Agreement, shares of Common Stock of the Company (the "Shares") and/or warrants ("the Warrants") to purchase shares of Common Stock of the Company with an aggregate value equal to the Settlement Amount. The value of each Share delivered under this Agreement shall be equal to the last sale price of the Company's Common Stock on the trading day immediately prior to the date on which such Shares are delivered to the Company (the "Market Price"). The value of any Warrant delivered under this Agreement shall be equal to the Market Price less the exercise price of the Warrant. The calculation of the Settlement Amount is set forth on Exhibit A hereto.

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         2. The Parties agree that the Settlement Amount represents the full amount of the Claim, and that the receipt and acceptance by the Company of the Settlement Amount from Herrick represents full satisfaction of the Claim and all fees, costs, and expenses relating to the Claim (including the Company's legal costs).

         3. The Parties acknowledge that payment of the Settlement Amount shall be treated as a disgorgement of profits under Section 16(b) and that any legal or other expenses that may be incurred by Herrick in defending against a claim by a shareholder of the Company that additional amounts are owed by him under
Section 16(b) in connection with the transactions to which this Settlement Agreement relates shall be the sole responsibility of Herrick and not reimbursable by the Company.

         4. The Parties, including their attorneys and advisors, shall maintain in strict confidence this Agreement and all information relating thereto, except to the extent disclosure is (i) required by law, (ii) necessary to inform a shareholder who has asked the Company to recover profits from Herrick under
Section 16(b), or (iii) mutually agreed to by the parties.

         5. This Agreement represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral.

         6. This Agreement shall inure to the benefit of and be enforceable by and against the Parties and each of their respective successors and assigns.

         7. This Agreement may be executed by the parties in facsimile transmission of signatures in counterparts, all of which taken together shall constitute an original.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first set forth above.


                                      MEDIABAY, INC.


                                      By: /s/ John F. Levy
                                          --------------------------------------
                                           Name:  John F. Levy
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                          /s/ Norton Herrick
                                          Norton Herrick



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